CERTIFICATE OF FORMATION

                                       OF

                                   FOAMEX LLC

      This Certificate of Formation of FOAMEX LLC (the "LLC"), dated as of December 19, 1997, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.)

      FIRST. The name of the limited liability company formed hereby is FOAMEX LLC

      SECOND. The address of its registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                     /s/ Joshua J. Feldman
                                                     --------------------------
                                                     Joshua J. Feldman
                                                     Authorized Person





                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/22/1997
                                                          971441449 - 2836485